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                                                                    EXHIBIT 10.2

                         SEVERANCE PROTECTION AGREEMENT

     THIS AGREEMENT, made as of the 23rd day of January 2006, by and between the Company (as hereinafter defined) and Michael A. Bless (the "Executive")

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or the occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

     WHEREAS, the Executive is the Executive Vice President and Chief Financial Officer of the Company and in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits if his employment is terminated as a result of, or in connection with, a Change in Control;

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is hereby agreed as follows:

     1. TERM OF AGREEMENT. This Agreement shall be effective as of January 23, 2006, and shall continue in effect until December 31, 2008; provided, however, that commencing on January 1, 2009, and on each January 1 thereafter, the term of this Agreement shall automatically be extended for one year, subject however, to termination as provided in the last sentence of this Section 1; and provided further, however, that the term of this Agreement shall not expire prior to the later of (i) the expiration of 36 months after the occurrence of a Change in Control during the term of this Agreement, or (ii) until such time as all benefits to be provided for hereunder have been provided in full. Except as otherwise provided herein, this Agreement and the rights and obligations of each party hereunder shall terminate if the Executive or the Company terminates the Executive's employment prior to the occurrence of a Change in Control.

     2. DEFINITIONS.

          2.1. ACCRUED COMPENSATION. For purposes of this Agreement, "Accrued Compensation" shall mean any and all amounts or rights earned, accrued or vested through the Termination Date (as hereinafter defined) but not paid as of the Termination Date, including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the

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period ending on the Termination Date, (iii) vacation pay, (iv) bonuses, incentive compensation (other than the Pro Rata Bonus (as hereinafter defined)), and such other benefits as may be provided in Executive's employment agreement with the Company.

          2.2. CAUSE. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive (a) has disregarded a direct, material order of the Board, the substance of which order is (i) a proper duty of the Executive under the terms of his employment agreement, (ii) permitted by law, and (iii) otherwise permitted by his employment agreement, which disregard continues after 15 days' opportunity and failure to cure, or (b) has been convicted of a felony or any crime involving moral turpitude.

          2.3. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

          (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities or, in the case of Glencore International AG and its affiliates (collectively, "Glencore"), Beneficial Ownership of 50% or more of such Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired by any Person other than Glencore in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);

          (b) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (c) Approval by stockholders of the Company of:


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               (1) A merger, consolidation or reorganization involving the
     Company, unless

                    (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 70% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                    (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                    (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of 15% or more of the then outstanding Voting Securities) has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in clauses (i) through (iii) above shall herein be referred to as a "Non-Control Transaction");

               (2) A complete liquidation or dissolution of the Company; or

               (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.


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          (d) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

          2.4. COMPANY. For purposes of this Agreement, the "Company" shall mean Century Aluminum Company, a Delaware corporation, and shall include its Successors and Assigns (as hereinafter defined). As used in this Agreement, the term "affiliates" shall include any company controlled by, controlling, or under common control with, the Company.

          2.5. DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of 180 consecutive days, and the Executive has not returned to his full time employment prior to the Termination Date as stated in the Notice of Termination (as hereinafter defined).

          2.6. GOOD REASON.

          (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (1) through (9) hereof:

               (1) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at any time within one year preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within one year preceding the date of a Change in Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

               (2) a reduction in the Executive's base salary or the failure of the Company to (i) pay to the Executive an annual bonus in cash at least equal to the annual bonus paid to the Executive for the most recently completed fiscal year prior to the Change in Control, such bonus to be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the annual bonus is awarded, unless the Executive shall elect to defer the receipt of


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     such annual bonus, (ii) increase the Executive's base salary, annual bonus and any other incentive compensation, including performance shares and options, consistent with the Company's practice prior to the Change in Control or, if greater, as the same may be increased from time to time for other key executive officers of the Company and its affiliated companies, or (iii) pay to the Executive any compensation or benefits to which he is entitled within five days of the date due;

               (3) the Company's requiring the Executive to be based at any place outside a 30-mile radius from the Company's offices where he was based prior to the Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

               (4) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan (including, without limitation, long-term disability, medical, dental, life insurance, flexible spending account, pre-tax insurance premiums, vacation pay, pension and profit-sharing) in which the Executive was participating at any time within one year preceding the date of a Change in Control or at any time thereafter, unless such plans are replaced with plans that provide substantially equivalent compensation or benefits to the Executive, (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within one year preceding the date of a Change in Control or at any time thereafter, or (C) permit the Executive to participate in any or all incentive, savings, retirement plans and benefit plans, fringe benefits, practices, policies and programs applicable generally to other key executives of the Company and its affiliated companies;

               (5) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within 60 days;

               (6) any material breach by the Company of any provision of this Agreement;

               (7) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of Section 2.2;

               (8) the disposition of all, or substantially all, of the assets of the Company; or

               (9) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.


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          (b) Any event or condition described in Section 2.6(a) (1) through (9)
above which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a Third Party, or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

          2.7. HIGHEST ANNUAL BONUS. For purposes of this Agreement, "Highest Annual Bonus" shall mean an amount equal to the highest bonus or bonuses paid or payable to the Executive in any of the five most recently completed fiscal years prior to the Change in Control (or such shorter period that the Executive has been employed).

          2.8. HIGHEST BASE SALARY. For purposes of this Agreement, "Highest Base Salary" shall mean the Executive's annual base salary at the highest rate in effect during the five-year period (or such shorter period that the Executive has been employed) prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

          2.9. NOTICE OF TERMINATION. For purposes of this Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination from the Company of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The Notice of Termination shall also specify the relevant Termination Date.

          2.10. PRO RATA BONUS. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the Highest Annual Bonus multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year through the Termination Date and the denominator of which is 365.

          2.11. SUCCESSORS AND ASSIGNS. For purposes of this Agreement, "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

          2.12. TERMINATION DATE. For purposes of this Agreement, "Termination Date" shall mean in the case of the Executive's death, his date of death, in the case of the Executive's resignation for any reason, the last day of his employment, and in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days after the date the Notice of Termination is given to the Executive, provided, that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days.


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     3. TERMINATION OF EMPLOYMENT.

          3.1. If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within 36 months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

          (a) If the Executive's employment with the Company shall be terminated
(1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation and, if such termination is other than by the Company for Cause, a Pro Rata Bonus.

          (b) If the Executive's employment with the Company shall be terminated by reason of the Executive's death or disability, the Executive, or his beneficiaries or personal representatives, as the case may be, shall be entitled to receive the greater of those amounts described in Section 3.1(a) above or such other compensation and benefits as may be provided for in his employment and other agreements for termination of employment under similar circumstances.

          (c) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3.1(a), the Executive shall be entitled to the following:

                    (i) the Company shall pay the Executive all Accrued Compensation and a Pro Rata Bonus;

                    (ii) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount in cash equal to three times the sum of (A) the Highest Base Salary and (B) the Highest Annual Bonus, in each case calculated to include amounts deferred under the Company's qualified and non-qualified plans;

                    (iii) for a period of 36 months after the Termination Date (the "Continuation Period"), the Company shall, at its expense, provide to the Executive and his dependents and beneficiaries comparable employee benefits provided (x) to the Executive at any time during the one year period prior to the Change in Control or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the Continuation Period, including, but not limited to, long-term disability, medical, dental, life insurance, and pre-tax insurance premiums.

          The coverage and benefits (including deductibles and costs) provided in this Section 3.1(c)(iii) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries than the most favorable of such coverage and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation


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          hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage and benefits of the combined benefit plans is no less favorable to the Executive than the coverage and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits;

                    (iv) the Company shall credit the Executive for pension purposes with three years of service beyond the Termination Date and shall pay to the Executive in a single payment an amount in cash equal to the excess of (A) the Recalculated Retirement Benefit (as provided in this Section 3.1(c)(iv)) had (w) the Executive remained employed by the Company for the additional three complete years of credited service, (x) his annual compensation during such period been equal to the Highest Base Salary and the Highest Annual Bonus, (y) the benefit accrual formulas of each retirement plan remained no less advantageous to the Executive than those in effect immediately preceding the date on which a Change in Control occurred and the Company made employer contributions to each defined contribution plan in which the Executive was a participant at the Termination Date in an amount equal to the amount of such contribution for the plan year immediately preceding the Termination Date, and (z) he been fully (100%) vested in his benefit under each retirement plan in which the Executive was a participant, over (B) the lump sum actuarial equivalent of the aggregate retirement benefit the Executive is actually entitled to receive under such retirement plans. For purposes of this subsection
          (iv), the "Recalculated Retirement Benefit" shall mean the lump sum actuarial equivalent of the aggregate retirement benefit the Executive would have been entitled to receive under the Company's qualified pension plan (the "Qualified Plan"). For purposes of this subsection
          (iv), the "actuarial equivalent" shall be determined in accordance with the actuarial assumptions used for the calculation of benefits under the Qualified Plan as applied prior to the Termination Date in accordance with such plans' past practices; and

                    (v) (A) the restrictions on any outstanding incentive awards (including restricted stock and performance share units) granted to the Executive under the 1996 Stock Incentive Plan, as amended from time to time, or under any other incentive plan or arrangement shall lapse and such incentive awards shall become 100% vested and all stock options granted to the Executive shall become immediately exercisable and shall become 100% vested (and restrictions on any stock issued upon exercise


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          of stock options shall lapse), and Section 6.B of the 1996 Stock
          Incentive Plan Implementation Guidelines notwithstanding, all performance shares awarded to the Executive pursuant to the Guidelines shall be valued at 100% as though the Company had achieved its target for each respective Plan Period, and an equal number of shares of common stock shall be awarded to the Executive, and (B) the Executive shall have the right to require the Company to purchase, for cash, any shares of unrestricted stock or shares purchased upon exercise of any options or received pursuant to a performance share award at a price equal to the fair market value of such shares on the date of purchase by the Company.

          (d) The amounts provided for in Sections 3.1(a), 3.1(c)(i), 3.1(c)(ii) and 3.1(c)(iv) shall be paid in a single lump sum cash payment within five days after the Executive's Termination Date (or earlier, if required by applicable law). Notwithstanding the foregoing, all payments made to the Executive shall be paid in conformance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")

          (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(c)(iii). Notwithstanding the foregoing, the Executive agrees that during the Continuation Period, he shall not (i) solicit any employees of the Company to leave the Company's employ to work for any company with which the Executive is employed, or (ii) employ any employee who is employed by the Company at any time during the Continuation Period. A breach of either of the foregoing covenants will result in the Executive forfeiting any further benefits to which he is entitled pursuant to Section 3.1(c)(iii), although the Executive shall not be required to return any payments to the Company that have been made to the Executive prior to the date of such breach.

          3.2. a) Except as otherwise provided in Section 3.1(b), the severance pay and benefits provided for in this Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any employment agreement or any Company severance or termination plan, program, practice or arrangement.

          (b) The Executive's entitlement to any other compensation benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

          (c) Notwithstanding anything to the contrary in this Agreement, if the Executive is terminated by the Company after the occurrence of a Change in Control and is subsequently rehired by the Company at any time thereafter, the Executive shall not be entitled to any further benefits under Section 3.1(c)(iii) of this Agreement although the Executive shall not be required to return any payments to the Company which have been made to the Executive prior to the date the Executive is rehired.


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     4. NOTICE OF TERMINATION. Following a Change in Control, any purported termination of the Executive's employment by the Company shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

     5. EXCISE TAX PAYMENTS.

          (a) If any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (each a "Payment" and collectively, the "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment"), such that the net amount retained by the Executive, after deduction and/or payment of any Excise Tax on the Payments and the Gross-Up Payment and any federal, state and local income tax on the Gross-Up Payment (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes), shall be equal to the Payments.

          (b) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the four largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within five days of the Termination Date if applicable, or such other time as requested by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive as provided in Section 5(a) above, it shall furnish the Executive with an opinion reasonably acceptable to the Executive to such effect. Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Paragraph 5(b) shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. The existence of the Dispute shall not in any way affect the Executive's right to receive the Gross-Up Payment in accordance with the Determination. Upon the final resolution of a Dispute, the Company shall promptly pay to the Executive any additional amount required by such resolution. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 5(c) below.


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          (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Executive from any governmental taxing authority that the Executive's tax liability (whether in respect of the Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of a determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to the Executive's satisfaction. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a Final Determination (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Executive had previously received a Gross-Up Payment. A "Final
Determination" shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in the Executive's tax liability by reason of the Excess Payment and upon either (x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or if a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Executive and the Executive shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company.

          (d) Notwithstanding anything contained in this Agreement to the contrary, if, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

     6. SUCCESSORS' BINDING AGREEMENT.

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

     7. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), and (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with the Dispute and any other matter arising under Section 5, including the existence and amount of any Excess Payment or Underpayment and issues with respect to the Gross-Up Payment, whether as a result of any applicable government taxing authority proceeding, audit or otherwise, or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits); provided, however, that any such action by the Executive is commenced in good faith and for good reason; provided, however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Executive's termination of employment under circumstances described in Section 2.3(d)) occurred on or after a Change in Control and that no such amounts shall be due and payable by the Company after December 31 of the second calendar year following the calendar year in which the Executive's termination of employment occurred.

     8. NOTICES. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses for the parties set forth on Exhibit A hereto or to any other addresses as the respective parties may designate by notice delivered pursuant to this Section 8; provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     9. NON-EXCLUSIVITY OF RIGHTS. Except as otherwise provided in Section 3.2(a), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

     10. SETTLEMENT OF CLAIMS. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

     11. MODIFICATION, WAIVER AND MISCELLANEOUs. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     12. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. Any claims arising under or related to this Agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association or such other rules as to which the parties may agree. The arbitration shall take place in San Francisco, California, within 30 days following service of notice of such dispute by one party on the other. The arbitration shall be conducted before a panel of three arbitrators, one to be selected by each of the parties and the third to be selected by the other two. The panel of arbitrators shall have no authority to order a modification or amendment of this Agreement. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties, and may be filed with the clerk of one or more courts, state or federal, having jurisdiction over the party against whom such award is rendered or such party's property as a basis of judgment and of the issuance of execution for its collection.

     13. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     14. ENTIRE AGREEMENT. Except as otherwise provided below, this Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. If the Executive and the Company have also entered into an employment agreement, and there is an inconsistency between the terms of this Agreement and the terms of such employment agreement, then the Agreement which provides terms most favorable to the Executive shall govern.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

CENTURY ALUMINUM COMPANY                 MICHAEL A. BLESS


By: /s/ Logan W. Kruger                  By: /s/ Michael A. Bless
    ---------------------------------        -----------------------------------
Name: LOGAN W. KRUGER                    Name: MICHAEL A. BLESS
Title: PRESIDENT AND CEO                 Title: EXECUTIVE

                                                                    EXHIBIT 10.2

                                    EXHIBIT A

If to the Company:

at its principal executive offices

If to the Executive:

-------------------------------------

-------------------------------------

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